Filed Under Rule 433
Registration No. 333-160487

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GE Interest Plus®

CORPORATE NOTES | GE CAPITAL | BENEFITS | INTEREST RATES | INVEST NOW

Current Rates

Investment Amount	Rate (%)	Yield[1] (%)
Less than $15k	2.00	2.02
$15k - $49,999	2.15	2.17
$50k and more	2.30	2.32

Rates may be reset weekly.

APPLY ONLINE

New!

A version of GE Interest Plus is now available to businesses. Click here to find out more.

Go to GEreports.com for stories and viewpoints on the GE Company and GE Capital.

Ratings

GE Interest Plus is a direct investment in GE Capital Corporation, which is rated AA+ by Standard and Poor's Corporation and Aa2 by Moody's Investor Service. Standard and Poor's assigns a AA+ rating to companies they define as "very high quality" with "a very strong capacity to meet financial commitments." Moody's assigns their Aa (1-3) ratings to obligations that are "judged to be of high quality and subject to very low credit risk."

GE Interest Plus Corporate Notes

Make your available cash go further.

Earn more on your available cash and access your investment when you need to. Plus, there are no sales or management fees to reduce your return.

LEARN MORE





Earn More

Maximizing the return on your savings and investments is more important than ever. That's why you should consider an investment in GE Interest Plus Corporate Notes (Notes). The Notes are a direct investment in General Electric Capital Corporation and are designed to pay higher rates than the average taxable money market mutual fund. Plus, three interest rates tiers are offered - so the more you invest, the more you can earn. Learn More.



Unlimited Access – Easy to Manage

Unlike certificates of deposit or bank money market accounts, you can redeem your investment when you need to without penalty.

- Link your GE Interest Plus investment to your bank checking account and easily add to your investment or redeem it electronically at no charge ($25 minimum and $50,000 daily limit on electronic redemptions).
- Write an unlimited number of checks in amounts of $250 or more.
- Wire money to your linked checking account ($2,500 minimum and a $15 fee for each wire).

Managing your money is easy through our website or over the phone. Service Representatives are available to assist you on business days from 8:30 a.m. to 7:00 p.m. Eastern Time.

Plus, there are no loads, sales fees or management fees – all of your money goes to work for you.

→ Apply now and enjoy a $25 incentive!

800-433-4480

Representatives are available Monday to Friday 8:30am. to 7:00 p.m. ET

Quick Links

- View Prospectus
- Apply Online
- Mail-in Application
- GE Employee Application
- Request a Kit by Mail
- SEC Filings

Returning Applicants

To complete your online application or to verify trial deposits, click here.

Home

Site Map GE.com GEMoney.com Privacy Policy

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

[1]Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

Copyright 2009, General Electric Capital Corporation

Personal | Businesses

LOG IN

Home | FAQ | Contact Us

GE Interest Plus®

CORPORATE NOTES | GE CAPITAL | BENEFITS | INTEREST RATES | INVEST NOW

Current Rates

Investment Amount	Rate (%)	Yield[1] (%)
Less than $15k	2.00	2.02
$15k - $49,999	2.15	2.17
$50k and more	2.30	2.32

Rates may be reset weekly.

APPLY ONLINE

800-433-4480

Representatives are available Monday to Friday 8:30am. to 7:00 p.m. ET

GE Interest Plus Corporate Notes

What are corporate notes?

Some large corporations allow individuals to invest directly in their company's senior, unsecured debt through corporate note programs.



By issuing corporate notes, companies can borrow capital directly from investors at a fairly low cost, while providing investors with benefits such as:

- Higher rates of interest than other cash alternatives like FDIC-insured savings accounts, short-term CDs, and money market mutual funds
- Investments that are fully redeemable at any time
- Convenient banking-type features like check writing, free electronic transfers between linked checking accounts, and the ability to wire funds

Corporate notes are a direct, unsecured investment in the debt of a corporation, and so are not FDIC-insured. Unlike short-term bond funds or money market mutual funds, they are not diversified pools of investments. Because they are a form of unsecured credit, you would be treated as an unsecured creditor in the event of a default. That's why it is critical for you to evaluate the financial strength of the company you choose to invest in.

The Strength of GE Interest Plus Corporate Notes

GE Interest Plus is a direct investment in GE Capital. GE Capital is rated AA+ by Standard and Poor's Corporation (S&P) and Aa2 by Moody's Investors Service (Moody's). S&P and Moody's are nationally recognized statistical rating organizations, each approved by the United States Securities and Exchange Commission to measure the safety of securities. By reviewing the credit rating, you can determine if you are investing in a company that is financially sound.

→ Learn more about GE Capital.

→ Discover the benefits that make GE Interest Plus corporate notes the intelligent choice for short-term investment.

→ Apply now and enjoy a $25 incentive!

Quick Links

- → View Prospectus
- → Apply Online
- → Mail-in Application
- → GE Employee Application
- → Request a Kit by Mail
- → SEC Filings

Home | What are Corporate Notes

Site Map GE.com GEMoney.com Privacy Policy

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

[1]Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions.

Copyright 2009, General Electric Capital Corporation

A GE Interest Plus* Home I FAQ I Contact Us CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST HOW c,rent Rt Why Invest In GE Capital Strength and Stability Less than $15k 2.00 2.02 GE Capital offers a wide array of products and services to businesses and consumers worldwide. 2.15 2.17 $SOk and more 2.30 2.32 Rates may be reset weekly. 8 00- 433 — 4480 General Electric Capital Corporation is a global, diversified financial — View Prospectus Representatives are available services company. With assets of approximately $600 billion, GE Capital Monday to Friday serves consumers and businesses in 47 countries around the world. S 30am.. to 7.00 p..-n. El Businesses include GE Commercial Aviation Financial Services (GECAS), ___Ma\\-\n Application Commercial Leasing and Lending (CLL), Energy Financial Services, Real Estate and Consumer (formerly GE Money). — GE Employee Application — Request a Kit by Mail — SEC Filings — Apply now and enjoy a $25 incentive! Home Why Invest In GE Capital Site Map GE.com GEMonev.com Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-1604S7] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -800-433-4430. Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2009, General Electric Capital Corporation

Personal Businesses GE Interest Plus* CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST HOW The Benefits of GE Interest Plus Easy to Manage, Online Less than $15k 2.00 2.02 J15k-J49.999 2.15 2.17 GE Interest Plus Corporate Notes are surprising simpleto manage. While the notes are not an FDIC-insured deposit $50k and more 2.30 2.32 they are as easy to use as an online bank account. Easy to Add to or Redeem Some or All of Your Investment To redeem some or all of your investment, you can initiate a transfer to n Representative; a.eovoikjfce your linked checking account without charge*, write an unlimited Monday to Friday number of checks for $250 or more or wire funds. You can also write &:10am.___to 7:00 p.m. ET us and have us send a check to your address of record. To add to your investment, you can simply transfer money from your linked checking account to your GE Interest Plus investment*, again at Quick Links no charge. You can initiate transactions online or use our Automated Telephone System. — View Prospectus Money is moved between your linked accounts in 2 to 3 business days. — a I O r Go Online or Call Us to Manage Your Investment Mail-in Application You’ll have access to your account online or through our Automated GE Employee Application Telephone Line 24-hours a day, 7-days a week: Request a Kit bv Mai| Online, investors can — SEC Filings View balances and statements View check images and activity Transfer funds to and from a linked checking account online. Over the phone, investors enjoy all of our online services other than viewing monthly statements. Earn on Every Penny you Invest Even better, there are no sales charges, management or maintenance fees. That means you get a return on all the money you invest in our corporate notes! Apply now and enjoy a 125 incentive! Home Benefits Site Map GE.com GEMoney.com Privacy Policy OE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -800-433-4480. Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2009, General Electric Capital Corporation

Personal Businesses |S| GE Interest Plus* Home I FAQ I Contact Us CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST HOW iilc-csl Rales Current Rates mve5t™ent Rate view1 H iq her Yields th an Competing Amount (%) (%) Lth.n,i5h Z.oo 2.02 Short-Term Alternatives tan GE Interest Plus notes are a convenient way to invest directly with General Electric Capital Corporation. The notes pay a $5uk and more Z.30 2.32 floating rate of interest, which will always be above the average rate of taxable money market funds in the United States as published weekly in Money Fund Report ™ a Rates may be reset weekly. service of iMoneyNet |nc. Check Back for Latest Rates J 800-433-4480 Because our interest rates may change, please visit us again for the RepresentatKresare available latest information on our rates. Remember, the more you invest, the more MOiXfOry to Friday you can earn. &30am. to M p.m. ET Quick Links To view our rate history clicihere. * View Prospectus Apply Online — Mail-in Application — GE Employee Application - Request a Kit by Mail Home Interest Rates Site Map GE.com GEMoney.com Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -800-433-4480. Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2009, General Electric Capital Corporation

P e rso n a I B usi n esses H& GE Interest Plus* Home I FAQ I Contact Us CORPORATE NOTES GE CAPITAL BENEFITS IIITEREST RATES INVEST HOW Invest in GE Interest Plus Corporate Notes Current Rates rent T *$£ 3 Ways to nvest Less than $i5k 2.00 2.02 Here’s how to get started investing in GE Interest Plus, 17 convenient way to earn more interest on your available BE/fi $50k and more 2.30 2.32 H Rates may be reset weekly To invest in GE Interest Plus, you must receive a copy of the prospectus, — Important which contains more complete information on fees, charges, and other f 800-433-4480 expenses and should be read carefully before investing. The prospectus is available online by clicking here or via mail. Addtionally, please review Repre;?ntativeiare avnitabte You must be 18 years or our Privacy Policy. J*Jf “£, JlgK, m ET older and a U.S. resident to invest. Select the method to establish your investment: Only individual or joint Option 1 — Establish Your Investment Online tenant investments may be . established online. Trust Select this option to open your investment online at our secure site. If you and Custodial investments are establishing a Trust or Custodial investment type, select Option 2 or 3 — Apply Online must be established via below. mail. Mail-in Application GE Employee Application Option 2 — Download an Application How ·* Reduest a Kit by Mail Select the appropriate application: ., SEe Fi|inas 1. GE Interest Plus Application To complete your online 2 GE Interest Plus Employee Application application or to verify trial deposits, click here. Maj| app|ication and check to: GE Interest Plus P.O. Box 6294 Indianapolis, IN 46206-6294 Option 3 — Request .1 Kit by Mail Click here to have us mail you an information kit, which contains everything you need to invest. For questions, visit our Frequently Asked Questions page or call a Customer Service Representative at 1 -800-433-4480 , Monday through Friday from 3:30 a.m. to 7:00 p.m. Eastern Time. hlome Invest Now ___Learn more about GE Interest Plus corporate notes. Site Map OE.com GEMoney.com Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480. 1 Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2009, General Electric Capital Corporation

Personal | Businesses

LOG IN

Home | FAQ | Contact Us

GE Interest Plus®

CORPORATE NOTES | GE CAPITAL | BENEFITS | INTEREST RATES | INVEST NOW

Current Rates

Investment Amount	Rate (%)	Yield[1] (%)
Less than $15k	2.00	2.02
$15k - $49,999	2.15	2.17
$50k and more	2.30	2.32

Rates may be reset weekly.

APPLY ONLINE

Frequently Asked Questions

Learn More

GE Interest Plus corporate notes are a convenient, easy-to-use investment. If you have any questions about investing in the GE Interest Plus, please consult these Frequently Asked Questions. If you still need help, call our toll-free number for more information.



GENERAL INFORMATION

- What is GE Interest Plus?
- How does GE Interest Plus set its rates?
- How is yield calculated?
- How is interest accrued and paid?
- What is the minimum initial investment?
- Will the interest I earn be taxable?
- What if I have questions about my investment?
- Can I apply for an account if I do not have a Driver's License?

INVESTING AND REDEEMING

- What types of checks will you accept for investment?
- Is an investment in GE Interest Plus Notes liquid?
- How do I add to or redeem from my investment?
- Can I redeem my investment at anytime?
- Are there any penalties for redeeming funds?
- What type of bank account can I link to my GE Interest Plus investment?
- Can I link more than one bank checking account to my GE Interest Plus investment?
- When are invested funds available for redemption?

INVESTMENT QUALITY

- How safe is my investment?
- Is GE Interest Plus FDIC Insured?
- Is GE Interest Plus covered under the FDIC's Temporary Liquidity Guarantee Program?

FEES

- Do I pay any sales or management fees?
- Are there maintenance fees?

REPORTING, INVESTOR COMMUNICATIONS AND CHECK DELIVERY

- When will I know that my investment has been established?
- When will I receive my GE Interest Plus checks?
- How often will I receive statements?
- When will I receive my 1099 Int. Statement?

TYPES OF INVESTMENT ACCOUNTS

- What are the types of investment accounts that you open?
- What is required to open a Trust investment?
- What is a Uniform Gift to Minor's Account?
- Can I establish an investment account with an address outside the United States?
- Does GE Interest Plus offer IRAs?
- Can I establish an investment with a Power of Attorney?

HOW TO CONTACT US

- What is the address for mailing investments or letters?
- What is the overnight mail address?
- Where do I wire money?

800-433-4480

Representatives are available Monday to Friday 8:30am. to 7:00 p.m. ET

Quick Links

- View Prospectus
- Apply Online
- Mail-in Application
- GE Employee Application
- Request a Kit by Mail
- SEC Filings

MANAGING YOUR INVESTMENT ONLINE OR OVER THE PHONE How can I manage my investment via the Internet? How secure is my information online? How do I download a browser with 123-bit encryption? How do I login to Online Access? How do I enroll in electronic delivery of statements? How to I login to the Automated Voice Response Unit? What Browsers does the GE Interest Plus website support? What if I am having trouble loqqinq-in to Online Access? GENERAL INFORMATION Wh.it is GE Interest Plus? GE Interest Plus is an investment designed to provide individual investors with a convenient way to invest directly in General Electric Capital Corporation (GECC). It is an unsecured and unsubordinated debt obligation of GECC and is not a bank account or a money market fund. It is not a bank deposit and is not FDIC insured. It is offered in the U.S. by prospectus only. Complete information concerning GE Interest Plus is contained in the prospectus. Back to top How does GE Interest Plus set its rates? Rates are reviewed weekly by the GE Interest Plus Committee and may be reset as often. Rates will always be greater than the most recent seven-day average yield (non-compounded) for taxable money market funds in the United States as published in Money Fund Report ™ a service of iMoneyMet, Inc. (Formerly IBC’s Money Fund Report). Back to top How is yield calculated? Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Back to top How Is Interest Accrued and Paid? Interest on the Notes will accrue daily. Accrued interest will be credited and automatically reinvested in additional Notes monthly and will begin to accrue interest on the first day following the date of such reinvestment. Back to top Wh.it is the minimum initial investment! The minimum initial investment is 1500 or $250 if you also sign up for the Auto Invest Service. In addition, GE Employees can establish a GE Interest Plus investment account with no initial investment if they sign up for the payroll deduction service. Back to top Will the interest I earn he t.ix.ihle i Yes. Interest earned on your GE Interest Plus investment will constitute income to you and is taxable in the year in which it is earned. Interest income is subject to federal and applicable state and local taxes. If you received an initial investment incentive, that incentive would be treated as interest income and reported on the 1099 Int. statement you will receive in January of each year. Back to top

What if I have questions ahoirt my investment ? For up-to-date information about your investment or current GE Interest Plus rates, you may login to Online Access or call our automated touch tone service at 1 -800-433-4430, 24 hours a day, 7 days a week. Customer Service Representatives are also available at this number, Monday through Friday, from 8:30 a.m. to 7:00 p.m. Eastern Time. Back to top Can I apply for an investment if I do not have a Driver’s License? Yes. If you do not have a Driver’s License, we will need some other form of state issued identification to verify your identity. You should provide a copy of your identification along with your application. INVESTING AND REDEEMING What types of checks will you accept for investment? Your investment check must be drawn on a U.S. bank or a U.S. branch of a foreign bank. Funds must be in U.S. dollars. Money orders, traveler’s checks, starter checks, cashier’s checks, credit card checks and third party checks are not acceptable. Your check must be made payable to “GE Interest Plus” or the registered investors of the GE Interest Plus Investment. Is an investment in HjE Interest Plus Notes liquid? Yes. GE Interest Plus is liquid, meaning you can redeem your investment at any time. There are several options for redeeming funds. You can write a check ($250 or more), transfer funds to your linked checking account (our Quick Redemption Service), wire funds, or have us send you a check to your registered address. Back to top How do I add to or redeem from my investment? The easiest way to invest more or redeem is by signing up for our Quick Transactions Service. The service lets you electronically transfer money to and from your linked bank checking account. Other ways to invest include mailing in a check, wiring in funds, payroll deductions, authorizing Social Security to deposit your monthly payments, and authorizing automatic monthly transfers from your bank (Auto Invest). See question below for redemption options. Can I redeem my investment at anytime? Yes, you can do so at no charge by simply writing a check ($250 minimum), transferring money to your linked bank checking account through our Quick Redemption Service ($25 minimum and $50,000 daily maximum) or choosing the wire transfer option ($2,500 minimum and a $15 wire fee) when you make your initial investment. Back to top Are there any penalties for redeeming funds? No. You have unlimited access to your investment if the funds are available for redemption. If you write a check under the $250 requirement, however, you will be assessed a $10 fee. Back to top What type of hank account can I link to my GE Interest Plus investment? It must be a U.S.-based bank checking account with a valid routing number. To link your bank checking account we require a copy of a voided check to validate the account and its registration. Please note that the registration of the bank checking account must be printed on the check. Back to top

Can I link more than one bank checking account to my GE Interest Plus investment?
No. We allow the linking of only one bank checking account for both investments and redemptions.

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When are invested funds available for redemption?
While funds invested will begin to accrue interest on the day they are posted to your investment, they are available for redemption based on how the funds were invested:

- Funds invested via a check are available for redemption 7 business days after the date of credit.
- Funds invested via Quick Invest (Automated Clearing House transfer) are available 3 business days after the date of credit.
- Funds invested via wire are available for redemption on the next business day.

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INVESTMENT QUALITY

How safe is my investment?
There is risk with any investment you make. However, with GE Interest Plus, you benefit from the credit worthiness of General Electric Capital Corporation(GECC). GECC is rated AA+ by Standard & Poor's Corporation and Aa2 by Moody's Investors Service.

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Is GE Interest Plus FDIC Insured?
GE Interest Plus is not an FDIC insured bank deposit. It is an investment in the senior unsecured debt of GE Capital Corporation, whose outstanding senior debt is rated AA+ by Standard and Poor's Corporation and Aa2 by Moody's Investor Service.

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Is GE Interest Plus covered under the FDIC's Temporary Liquidity Guarantee Program?
No, based on the final rules established by the FDIC on 11/21/08, GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. Click here to review the 11/24/08 investor letter.
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FEES

Do I pay any sales or management fees?
No. There are no management fees, sales loads or maintenance fees. So, there's nothing to reduce your rate of return.

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Are there Maintenance Fees?
There are no regular maintenance fees or fees for check reorders. Fees are assessed only for checks returned for insufficient funds, wire redemptions, stop payment requests, checks written for less than the $250 minimum, and other unusual services.

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REPORTING, INVESTOR COMMUNICATIONS AND CHECK DELIVERY

When will I know that my investment has been established?
You will be notified that your investment has been opened through a confirmation statement mailed the next day. About a week later you will receive a welcome letter confirming your investment information and providing you with additional information on how to manage your investment over the phone or online. Please note that there may be instances where we require additional information to validate your identity before we open your investment account. If that is the case, there may be a delay in the establishment of your investment.

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When will I receive my GE Interest Plus checks?
You should receive them about 3 weeks after your investment is established.

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How often will I receive statements?
You will be mailed a statement monthly unless you elect otherwise. You also have the option to receive your statement electronically through our Online Access website. If you do, 12 months of statements are maintained online.

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When will I receive my 1099 Int. Statement?
We will mail you your 1099 Int. statement in January of each year following the reporting year.

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TYPES OF INVESTMENT ACCOUNTS

What are the types of investment accounts that you open?
We open individual investments, joint investments, custodial investments (Uniform Gifts to Minor's Accounts) and Trust investments.

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What is required to open a Trust Investment?
To verify your trust, you must also provide us with the first two and last two pages of the trust agreement. Make sure the name of the trustee (and co–trustee if applicable) appears on these pages.

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What is a Uniform Gift to Minor's Account?
The Uniform Gift to Minors Act (UGMA) or the Uniform Transfers to Minors Act (UTMA) is a type of custodial account for children. Most states have adopted one form of these uniform acts as a means of transferring ownership of property to children. The Acts allow a person to fund an investment for a child, but limit that child's access to the investment until the child reaches the age of majority. The age of majority is set by state law and typically ranges from 18 to 21. The child is the investment owner, but the parent (or other adult) is named as custodian. The custodian controls the investment until the child is no longer a minor. At that point, the custodial relationship ends and the child controls the investment.

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Can I establish an investment account with an address outside the United States?
No. GE Interest Plus Corporate Notes are a security issued only in the United States. GE Interest Plus is available only to individuals who have an established residence in the U.S.

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Does GE Interest Plus offer IRAs?
No. GE Interest Plus is not a retirement investment vehicle.

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Can I establish an investment with a Power of Attorney?
Yes. In order to add a Power of Attorney to an investment, we require the following:

1. A Letter of Instruction signed by the Power of Attorney. The signature of the Power of Attorney must be guaranteed with a Signature Guarantee Medallion 2000 Stamp, which can be obtained from a local banking institution.
2. The Power of Attorney (POA) documents, dated within the last 6 months. (Note: If you are sending in the original POA documents, these documents must bear a notary stamp. If you are sending in a copy of the POA documents, this copy must also be guaranteed with a Signature Guarantee Medallion 2000 Stamp.)

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HOW TO CONTACT US What is the address for mailing investments 01 lettei s ? GE Interest Plus P.O. Box 6294 Indianapolis, Indiana 46206-6294 Back to top What is the overnight mail address? GE Interest Plus 4000 Pendleton Way Indianapolis, Indiana 46226-5224 Back to top Where do I wire money? You can only wire money to us if you have an established investment. If you do, the wire instructions are as follows: GE Interest Plus The Huntington National Bank Indianapolis, Indiana ABA #274070442 Include your 1Q-digrt GE Interest Plus Investment Number Back to top MANAGING YOUR INVESTMENT ONLINE OR OVER THE PHONE How can I manage my investment via the Intel net? Once you receive your investment number, you will be able to manage your investment online through our Online .-.c.rers system. You will be able to establish your password once you receive notification of your investment number. After you establish your password, you will be able to: View the principal amount of your investment and 12 months of transaction history View most recent rate information View Check Images Obtain statements electronically Initiate a Quick Invest or Quick Redemption transaction (transfer money to and from your linked checking account) Order checks Change your password Back to top How secure is niy information online? To ensure security, we encrypt all information between your PC and GE Interest Plus. Using secured browsers and 128-bit encryption technology, you can be assured security is our number one priority. In fact, 128-bit encryption is one of the highest levels of encryption currently available. 128-bit encryption is the process of scrambling information (typically for data transmission) so that only someone who has the correct encryption key can reassemble it in its original clear text format. When used between you and GE Interest Plus, this encryption technology allows you to encode (or encrypt) your personal information as you send it to us. Only GE Interest Plus can decrypt it. Likewise, when we send personal or account information to you, this technology allows us to encode it, and only you can decode rt. In the box below, you will be able to see whether the browser you are currently using has 128-bit encryption. If it is noted that your browser does not have 123-brt encryption, please go to the section labeled Download a browser with 128-bit encryption. It is essential that you upgrade your browser before you enter Online Access. You are currently using a compatible version 6.0 of Microsoft Internet Explorer with 128-bit encryption, which will allow you to access GE Interest Plus’ Online Access. There is no need to upgrade your browser. Back to top How do I download a browser with 128-bit encryption? You can download a 128-brt browser by completing the steps below: If upgrading your Netscape browser, goto http://browser.netscape.com/nsS/download/def auft.jsp. If you need assistance while downloading, please visit the Netscape Help area. If upgrading your Internet Explorer (IE) browser, Download Microsoft Internet Explorer. Choose the version of IE you would like to download. Follow the easy steps found on the screen to complete the download process. If you need assistance while downloading, please visit the Microsoft Help area. Back to top

How do I login to Online Access?

1. Click on the "Login" Button in the upper right hand corner of our website, www.geinterestplus.com. Once you arrive at our secure Online Access website, click on "First Time Users Click Here".
2. Enter your Social Security Number, investment number and your desired 4 to 10 digit password twice. Then press "Submit". Now you are set up to access your investment on-line.
3. To login, enter your investment number and your new password and click on "Submit".

Please note: to maintain the security of your investment, you will only be allowed to have three unsuccessful attempts to login. After the third attempt, your ability to access your investment on-line will be suspended. You must then call a Customer Service Representative at 1-800-433-4480 to have your password reset.

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How do I enroll in electronic delivery of statements?
To receive your statements electronically rather than through the mail, click on "View Statements On-line" and follow the instructions provided. Twelve months of statements will be maintained and available for viewing.

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How to I login to the Automated Voice Response Unit?

1. Call us at 1-800-433-4480 and press 1 to access your investment information. The system will ask you to enter in your investment number. Because you are a first time user, you must establish a 6 to 10 digit Personal Identification Number (PIN). The system will ask you to enter in your Social Security Number followed by the birth date of the Primary Owner of the investment (the name listed first on the application).
2. You will then be asked to establish and then confirm your PIN. After you do so you can access your investment by entering only your investment number and PIN. When you are logged into our Automated Telephone System, you will automatically hear your current investment amount and current interest rate information. Other menu items available to you include:

    - Press 1: To repeat your investment amount and rate information.
    - Press 2: To initiate a Quick Invest or Quick Redemption transaction.
    - Press 3: To hear information on your last 5 investments or last 5 redemptions.
    - Press 4: To reorder checks.
    - Press 5: For information on another GE Interest Plus investment.
    - Press 0: To speak to a Service Representative.

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What Browsers does the GE Interest Plus website support?
In order to take advantage of the most advanced interactive technology and security measures, GE Interest Plus requires that you use one of the latest versions of your browser to access our secure transaction site. We support Microsoft Internet Explorer (version 5.0 or higher) and Netscape Navigator (version 6.1 or higher). If you need to update your browser, click on either of the following links:

Netscape: http://browser.netscape.com/ns8/download/default.jsp
Internet Explorer: http://www.microsoft.com/windows/ie/default.htm

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Wh.rt if I am having trouble lojjinj-in to Online Access? For assistance in logging on to our on-line Online Access system, please call 1 -800-433-4480 between 8:30 AM and 7:00 PM ET, Monday through Friday (other than holidays), and speak with a Service Representative. Back to top Home I Frequently Asked Questions Site Map GE.com GEMonev.com Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please seethe prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480. ‘Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2009, General Electric Capital Corporation

personal Businesses A GE Interest Plus* Home I FAQ I Contact Us CORPORATE NOTES GE CAPITAL BENEFITS IIITEREST RATES INVEST HOW Curient Rotes COntaCt US Investment Rate Yield1 Amount (V6) (°A) LesthjnS15k 2.00 2.02 E-111ail US f 800-4-33-4480 $15k-$49,999 2.15 2.17 ‘First Name: I Representatives are available $50k and more 2.30 2.32 . , MoodOy toFnOOJ1 Last Name: P | SiTOoir-to 7:00 p.m. ET Rates may be reset weekly. *E-mail- f Qukh Links ‘Inquiry Type: [-Select an Option- 3 View Prospectus APPlv Online — Mail-in Application “Questions/ Comments- GE Employee Application Request a Kit by Mail — SEC Filings All fields are required. j2Enn Send us .1 note: Mail to: OE Interest Plus P.O. Box 6294 Indianapolis, Indiana 46206-6294 Talk to us: Call us toll-free: 1-800-433-4480 Representatives are available from 3:30 a.m. to 7 p.m. Eastern Time Home | Contact Us Site Map GE.com GEMoney.com Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -800-433-4480. 1Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2009, General Electric Capital Corporation

personal Businesses A GE Interest Plus* Home I FAQ I Contact Us CORPORATE NOTES GE CAPITAL BENEFITS IIITEREST RATES INVEST HOW Curient Rotes COntaCt US Investment Rate Yield1 Amount (V6) (°A) LesthjnS15k 2.00 2.02 E-111ail US f 800-4-33-4480 $15k-$49,999 2.15 2.17 ‘First Name: I Representatives are available $50k and more 2.30 2.32 . , MoodOy toFnOOJ1 Last Name: -to 7:00 p.m. ET Rates may be reset weekly. *E-mail- f Qukh Links ‘Inquiry Type: [-Select an Option- 3 View Prospectus -] -* APPlv Online — Mail-in Application “Questions/ Comments- GE Employee Application ·* Request a Kit by Mail — SEC Filings All fields are required. j2Enn Send us .1 note: Mail to: OE Interest Plus P.O. Box 6294 Indianapolis, Indiana 46206-6294 Talk to us: Call us toll-free: 1-800-433-4480 Representatives are available from 3:30 a.m. to 7 p.m. Eastern Time Home Contact Us Site Map GE.com GEMoney.com Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -800-433-4480. 1Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2009, General Electric Capital Corporation

GE Interest Plus* Home I FAQ I Contact Us CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST HOW cunent Rotes Open a GE Interest Plus Investment Now wi \* Investment Rate Yield” *-% $15k-$49.999 2.15 2.17 Simply click the “invest online” button below to begin. Establish Your Investment Online Quick Links Important Click the link below to be directed to our secure site where you will View Prospectus establish your individual or joint tentant investment online. Trust or You must be 18 years or Custodial (UGMA or UTMA) investments may not be opened online. You Apply Online older and a U.S. resident to may establish these investments by downloading an application now or invest. requesting a kit by mail. * Mail-in Application GE Employee Application Only individual or joint Ste |)s to A| |y. tenant investments may be — Request a Kit by Mail established online. Trust 1. Tell us about yourself SEC F|||ngs and Custodial investments 2. Consent to electronic delivery of prospectus and pricing supplement must be established via 3. Accept disclosures and terms of investment mal’- 4. Choose how you want to fund your investment 5. Print, sign and mail in the signature card presented to you at the end of pi [he process ( 888-433-3573 Applicants Representatives 3re available If you ™ readyto proceed, click ‘Invest online” below. Von will lorticrtio orTverifv trial Monday to F riday then ik lii ected to our secure site. Please note you will need pllcatlon or to verlfy trlal B:30amto: M ,. , L Adobe Atiob.it 01 Adobe Re.wlei to tomplete the |ioc ess. You deposits, click here. may download the Adobe Reader by clicking heie. For questions, call a Customer Service Representative at 388-433-3573, Monday through Friday from 8:30 a.m. to 7:00 p.m. Eastern Time. Home Online Invest Site Map GE.com GEMonev.com Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -800-433-4480. Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2009, General Electric Capital Corporation

Personal Businesses @ GE Interest Plus* CORPORATE NOTES GE CAPITAL BENEFITS INTEREST RATES INVEST HOW cur,ent Rotes Returning Applicants TJS1 Welcome Back! Wf... Less than $15k 200 202 Here’s how to complete your application and initial MMf funding for your new GE Interest Plus investment. $1Sk-$49.999 2.15 2.17 $SOk and more 2.30 2.32 F — - Rates may be reset weekly. Click the button below to return to our secure online application site. Once — at the “Getting Started” page, enter your personal information exactly as f 888-433-3573 you entered it before. You will then be taken to the step in the process where you left off Representatives art available Monday to Friday a:3Qam to 7:00 p.m.ET If you are returning to verify trial deposit amounts, you will automatically be brought to the “Verify Trial Deposits” page. Follow the instructions provided to link your bank account and complete the initial funding of your investment. -* View Prospectus Simply click the “resume application” button below to begin. GE Employee Application For questions, call a Customer Service Representative at SSS-433-3S73, — Request a Kit by Mail Monday through Friday from 8:30 a.m. to 7:00 p.m. Eastern Time. — SEC Filings Home I Returning Applicants Site Map GE.com GEMonev.com Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please seethe prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-1604S7] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -800-433-4480. 1 Yield reflects the annual rate of return on your investment. It assumes that interest is accrued daily and posted monthly, and that there are no additional investments or redemptions. Copyright 2009, General Electric Capital Corporation

HI GE Interest Plus3 LET’S GET STARTED Please tell us about yourself. If you are a returning applicant, please be careful to enter in the requested information exactly as you have provided it previously. To help the government fight the funding of terrorism and money laundering activities, Federal Law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. To verify your identify, we require information on each registered owner/coowner of the investment. As part of normal verification procedures, a credit bureau inquiry will be conducted. PRIMARY OWNER INFORMATION * Raquwed fhu First Name: ‘ Middle Initial: I I Last Name: ‘ Suffix: [(none) j Social Security Iliiniher: ‘ Email Ad-clr-ess: ‘ Confirm Email Address: ‘ Date of Birth: imnnMyyyyh ‘ Home I Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please seethe prospectus for important investment inrormation The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160437] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC tor more complete information about the issuer and this offering. You may get these documents tor Tree by visiting EDGAR on the SEC website at http:y/www .sec.gov qi by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-SOO-433-44SO. Copyright ©2009. General Electric Capital Corporation.

GE Interest Plus” TELL US ABOUT YOURSELF Please enter the requested information below. PRIMARY OWNER ‘ Required Ran Primaiy Owner First Name: ‘ , Middle Initial: Last Name: ‘ — Suffix: I (none) ] Social Security I lumber: ‘ Date of Birth: 1mm/dd: U.S. Driver’s License ID Card Type: ‘ REGISTERED ADDRESS “ Requires eiaa Please note that your registered address cannot be a foreign address or PO Box Street Address (including apt. nite. etc.): ‘ City: ‘ State: ‘ Select Your State 3 Zip Code: ‘ [ Time at Address: ‘ Less than two years (*” Two or more years I haue a different preferred mailing address: ‘ r Yes (enter address below) (? No IDEIITIFICATIOH * Raqtnd Fiaa Drivers License Number: ‘ (* Current Address Address an ID: ‘ C Another Address CONTACT INFORMATION * Raqmd Fiaa Email Address: ‘ Home Phone: ‘ Work Phone: Home I Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please seethe prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160437] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC tor more complete information about the issuer and this offering. You may get these documents tor tree by visiting EDGAR on the SEC website at http://www.5ec.gov or ny clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -800-433-4480. Copyright ©2009, General Electric Capital Corporation.

GE Interest Plus’ ADDRESS VERIFICATION The address(es) reflected below does(do) not match the U.S. Postal Service records. Please select the best address to use and then press continue. REGISTERED ADDRESS What you entered: What the US Post Office Recommends: r Use this address ? Use this address (recommended) Allow me to re-enter the address Home I Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay Its debts. Please seethe prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-1604S7] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. Vou may get these documents tor tree by visiting EDGAR on the SEC websrte at http:/./www.sec.qov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -800-433-4480. Copyright ©2009, General Electric Capital Corporation.

GE Interest Plus51 CHOOSE TO REDEEM BY CHECK If you choose to redeem by check, you may write checks in the amount of $250 or more. There are no fees to write a check. However, if you write a check for less than $250, your check will be processed and a $113 fee will be assessed To obtain a supply of checks, you must fill out and return the signature card that will be provided to you online, when you have completed the application and funding election process CHOOSE TO REDEEM BY CHECK RaqiBd FB4d Ichocselobeabletoietleemtrychech: ‘ P No P Yes Q B Home I Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160437] with the SEC for the offering to which this communication relates. Before vou invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.qov : :. clicking here. Alternatively, the issuer, any underwriter, or any dealer participating In the offering will arrange to mail you the prospectus it you request it by clicking here or calling toll free 1 -800-433-4480. Copyright ©2009, General Electric Capital Corporation.

APPLICATION SUMMARY Please carefully review the information you’ve entered as it will be used to authenticate your identity and complete the processing of your application. If information appearing below is incorrect, click on the link in the shaded grey box in which the incorrect information appears. You will then be directed back to the appropriate screen to correct the information .If a back button appears in your browser, please do not click on it to make any changes. INVESTMENT INFORMATION Investment Type: GE Employment Status: PRIMARY OWNER (fame; Social Security Number: Date of Birth: Home Phone: Work Phone: Registered Address: Time At Address: State Identification Niimher: Identification Address: CHECK WRITING SERVICE Redeem by Chech: GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-lnsured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus tor important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.qQV or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request It by clicking here or calling toll free 1-800-433-4480. Copyright © 2009, General Electric Capital Corporation.

GE Interest Plus®

CONSENT TO ELECTRONIC DELIVERY

- By clicking "I Accept" below, you consent to electronically receive: (1) the GE Interest Plus prospectus; (2) any related prospectus supplement; (3) the pricing supplement or supplements that describe the terms of GE Interest Plus, before initially investing; and (4) email notifications regarding your electronic application to open and fund your GE Interest Plus investment.
- If you're unable to download, view, and print the documents, you cannot continue with this online application. You must instead contact a Service Representative at 1-800-433-4480 for assistance or you can request a free paper copy of any of these documents by clicking here.
- Your consent applies only to this particular request.
- For questions or more information, please call us at 1-888-433-3573 or send us an email by clicking here.
- Electronic delivery is provided free of charge from GE Interest Plus; however, other online service provider charges may apply.
- To print or save a copy of the disclosures and other information you must have a printer and browser with print screen capability or be able to save files to your computer.
- To successfully send, receive and retain the information and disclosures related to GE Interest Plus, you will need the following hardware and software requirements ongoing:
  - A 32-bit operating system (Windows 98 or later version).
  - An Internet Browser (Internet Explorer 5.5 or higher or Netscape Navigator 4.78 or higher).
  - Minimum 28.8KB connectivity to the Internet.
  - The preferred screen resolution setting is 800 by 600 pixels.
  - Minimum of 128 bit encryption.
  - Adobe Reader

Agreement to Participate Electronically

I have read and understand the above listing of computer hardware and software. I understand this hardware and software is necessary for me to send, receive and retain the information and disclosures related to GE Interest Plus.

By clicking the **"I Accept"** option below, **I am affirmatively stating I am currently accessing this website with a computer system, ISP connection, and browser necessary for me to receive and retain the above referenced GE Interest Plus Disclosures and information.** I can withdraw my consent electronically any time during the enrollment process **BEFORE** choosing the **"I Accept"** option or by choosing the **"I Decline"** option. (Unfortunately, your transactions cannot be processed electronically if you withdraw your consent.)

I also understand that after I have consented to electronically receive the information and disclosures related to GE Interest Plus, I can obtain a paper copy of the disclosure documents and other information by calling 1-888-433-3573. I understand requesting paper copies will be at no cost to me for deliveries via U.S. Postal Service regular postage.

○ **I Accept** ○ **I Decline**

CONTINUE

Home | Privacy Policy

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Copyright © 2009, General Electric Capital Corporation.

GE Interest Plus®

REVIEW GE INTEREST PLUS PROSPECTUS AND SUPPLEMENTS

GE Interest Plus is offered to the general public by prospectus only. In making an investment decision regarding GE Interest Plus, you should rely only on the information contained in (1) the most recent GE Interest Plus prospectus, (2) any related prospectus supplement and (3) the pricing supplement or supplements that describe the terms of GE Interest Plus. All offerings are subject to delivery of the prospectus and the prospectus supplements. Before you invest, you should read the prospectus in that registration statement and the other documents that General Electric Capital Corporation has filed with the SEC for more complete information about General Electric Capital Corporation and this offering. Click on the link below to review the prospectus online.

VIEW PROSPECTUS

View Prospectus

Get ADOBE® READER Adobe Reader is required for proper viewing. Click here to download and install Adobe Reader.

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Home | Privacy Policy

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Copyright © 2009, General Electric Capital Corporation.

GE Interest Plus®

ACCEPT TERMS OF THE INVESTMENT

Instructions: Review the Terms and Conditions and the Social Security Number Backup Withholding information carefully and indicate whether you accept these terms in each section. **When you have completed review of each section and indicated your acceptance, click on the "confirm and continue" button below to proceed. Please note that if you select "I Decline" in either section, you will not be able to apply online.**

A. THE TERMS AND CONDITIONS OF YOUR INVESTMENT

By clicking "I Accept" below, I agree to the following:

I wish to invest in GE Interest Plus and agree to the terms and conditions set forth below:

- I authorize General Electric Capital Corporation (GE Capital) and its agents to initiate debits and credits to my designated checking account to implement fund transfers in the services I have requested. I also authorize the bank that holds my checking account ("Bank") to honor these debits and credits. All fund transfers under the services will comply with U.S. laws. I may terminate this funds transfer authorization by providing written notice to GE Capital, but my notice will be effective only after GE Capital and my Bank have a reasonable opportunity to act on my notice. In addition, I authorize GE Capital and its agents to obtain a credit report on me from a consumer-reporting agency and take other steps to verify information about me and my bank account.
- I certify that I have received the prospectus.
- I understand: (a) That to comply with federal regulations, information provided by me on this form will be used to verify my identity. For example, my identity may be verified through the use of a database maintained by a third party. If my identity cannot be verified, I understand that I may not be able to establish an investment online (b) That as part of normal account verification procedures, a credit bureau inquiry will be conducted.
- I acknowledge that the sign-up incentive will be included in the total annual interest income reported to the IRS in connection with my investment.
- I understand that an investment is *not* equivalent to a deposit or other bank account and is *not* subject to the protection of the Federal Deposit Insurance Corporation or any other insurance. An investment is not guaranteed under the Federal Deposit Insurance Corporation's Temporary Liquidity Guarantee Program. A GE Interest Plus investment is not a brokerage account with GE Capital Markets, Inc. or any other broker/dealer and is not protected by the Securities Investor Protection Corporation under the Securities Investors Protection Act of 1970. GE Interest Plus is not a money market fund and is not subject to the requirements of the Investment Company Act of 1940 (including diversification of investments) or the Employee Retirement Income Security Act of 1974, as amended.
- I have made an independent determination that GE Interest Plus is suitable for my investment needs in light of my financial circumstances and investment objectives.
- I have received a copy of the GE Interest Plus Privacy Policy.
- I acknowledge that this is the legal equivalent to manually signing this Application for Investment.
- If I elect to link my GE Interest Plus investment to a bank account, I authorize GE Interest Plus to initiate withdrawals against the financial institution account as indicated on the Application to Invest, by electronic funds transfer and to apply those funds to invest in GE Interest Plus.
- If ownership is other than single ownership, I attest that all owners have the authority and consent to invest in GE Interest Plus.

Please type the name of each owner in the box below to indicate confirmation that each investor accepts the terms of the investment. Then click "I Accept" to indicate your agreement.

	First Name	Last Name
Primary Owner (please type in name):		

○ **I Accept** ○ **I Decline**

B. SOCIAL SECURITY NUMBER/BACKUP WITHHOLDING CERTIFICATION FOR PRIMARY OWNER

Social Security Number you provided:

Under penalty of perjury, I certify that:

1. **The Social Security Number entered on the application is my correct taxpayer identification number, AND**
2. **I am NOT subject to backup withholding because a) I am exempt from backup withholding, or b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or c) the IRS has notified me that I am no longer subject to backup withholding, AND**
3. **I am a U.S. citizen or a U.S. resident alien.**

You must click on the check box next to "I am currently subject to backup withholding" below to delete item 2 above if the IRS has notified you that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

☐ **I am currently subject to backup withholding**

Date: 07/13/2009

	First Name	Last Name
Primary Owner (please type in name):		

By accepting below you agree under penalties of perjury that the social security number/backup withholding certification above is correct and complete.

○ **I Accept** ○ **I Decline**

BACK ← → CONFIRM AND CONTINUE

Home | Privacy Policy

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Copyright © 2009, General Electric Capital Corporation.

GE Interest Plus” YOUR APPLICATION IS UNDER REVIEW Your application is under review This means that some of the information you provided could not be verified online. You will be contacted within 1 to 2 businesses days to be told that either your application is approved, or that we require additional information to complete the review process. Approvals will be communicated via email. If we require additional information we may either contact you via email or via telephone. If you have any questions regarding your application, please call a Service Representative at 1-S8S-433-3573. Representatives are available to assist you from Monday through Friday from 8:30 a.m. to 7:00 p.m. ET. Home I Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http: JJwww.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -800-433-4480. Copyright © 2009, General Electric Capital Corporation.

GE Interest Plus1 YOUR APPLICATION IS APPROVED Congratulations! Your application for GE Interest Plus investment has been approved. Your next step is to fund your investment.* C FUND YOUR INVESTMENT ELECTRONICALLY FROM A LINKED BANK ACCOUNT Choose this option to fund your investment through a bank account that you link to your GE Interest Plus Investment. Your initial investment will be transferred from this designated bank account. You will also be enrolled in the Quick Transaction Service and be able to have subsequent investments and redemptions transferred to and from this linked account at no charge. C FUND YOUR INVESTMENT BY MAILING A CHECK Choose this option to fund your investment from a check you will mail to us with your signature card.** * Please nole that to retain your investment record on our files your investment must be funded within 30 days of application approval. clears. Investment checks must be drawn on a bank located in the U.S. Funds must be in U.S. dollars. Cash, money orders .traveler’s checks, starter checks, cashiers checks, credit card checks and third party checks are nol acceptable. Home I Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which Is generally a diversified fund consisting of investment in short term debt securities of many companies Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (‘including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus In that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://Www.sec.Qov : t: clicking here. Alternatively, the Issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480. Copyright © 2009, General Electric Capital Corporation.

GE Interest Plus®

FUND YOUR INVESTMENT FROM A LINKED BANK ACCOUNT

Online funding consists of two parts, account verification and funds transfer. If you choose online funding, you can either verify the bank account instantly or in a few days through trial deposits made to your bank account.

To fund your investment electronically, please designate a bank account that we will link to your GE Interest Plus investment. Your initial investment to your GE Interest Plus investment will be transferred from the designated bank account. In addition, subsequent investments and redemptions through the Automated Clearing House will be transferred from and to this linked account at no charge (Quick Transaction Service). For same day access to your funds, you will also be able to wire proceeds of redemptions to this linked account for a $15 wire charge.

Instructions

- The registration of the bank account you designate must match the registration of the GE Interest Plus investment. For example, if you are establishing a GE Interest Plus investment for John and Jane Smith, the linked bank checking account should be registered to the same individuals. If you are establishing an investment registered to John Smith alone, the bank account registration should be the same.
- The bank account you designate must be a bank located in the U.S.

◉ **ELECTRONIC BANK TRANSFER**

* Required Field

Bank Name:

Bank Routing Number: *

Account Type: * Checking

Account Number: *

Confirm Account Number: *


Anytown, USA 12345
SAMPLE BANK CHECK
Routing Number
Account Number

OR

○ **FUND YOUR INVESTMENT BY MAILING A CHECK**

Choose this option to fund your investment from a check you will mail to us with your signature card**.

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** Investment checks must be drawn on a bank located in the U.S. Funds must be in U.S. dollars. Cash, money orders, traveler's checks, starter checks, cashier's checks, credit card checks and third party checks are not acceptable. Investments made by check cannot be redeemed until the later of seven business days after the check is first invested in the Notes or when the check clears.

Home | Privacy Policy

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Copyright © 2009, General Electric Capital Corporation.

GE Interest Plus’ VERIFY YOUR BANK ACCOUNT THROUGH TRIAL DEPOSITS Before we will fund your investment from your designated bank checking account, we will verify the ownership of this account by making two trial deposits into the bank account. Once we do, you will be contacted and must return to this site in order to verify the amounts. After you do, the initial funding of your investment will take place. HERE IS WHAT TO EXPECT Receive Trial Deposits: Within 3 business days, we will make two small deposits into the bank checking account you have designated as your linked account. Chech Deposit Amounts: Check with your bank and note the amounts of the trial deposits. They will be identified by the description “EFT TransactionJFundtrnsfr” in your transaction history. Coiifimi Deposit Amounts: Once you’ve noted the amounts, you will return to our website rrttps:Jfenrollment.geinterestplus.com, enter the requested information and then you will then be asked to input the amounts of the penny deposits. Initial Investment will he Transferred: After you verify the trial deposits, we’ll transfer your initial investment amount from the bank checking account that was verified. This process normally takes 2-3 business days. Home I Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http:JJwww.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -800-433-4480. Copyright B 2009, General Electric Capital Corporation.

GE Interest Plus4 VERIFY YOUR BANK ACCOUNT THROUGH TRIAL DEPOSITS receive these trial deposits into your bank account within 2 to 3 business days. When the trial deposits have been completed, you will be notified by email. The email will provide you with a link that will enable you to return to this site to complete the funding process. Once at the site, you will be prompted to verify the two trial deposit amounts so the funding of your GE Interest Plus investment can be completed. Thank you for choosing to invest in GE Interest Plus. Home I Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http:JJwww.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -800-433-4480. Copyright B 2009, General Electric Capital Corporation.

GE Interest Plus®

VERIFY YOUR TRIAL DEPOSITS

Please enter in the two small trial deposits that were made to your linked CHASE - XXXX3332 account. You may enter the trial deposits in any order.

Note: please type in the trial deposit amounts carefully. If you are unable to verify the trial deposit amounts correctly after three attempts, you will only be able to fund your investment by mailing in a check.

ENTER TRIAL DEPOSIT AMOUNTS * Required Field

Amount of First Deposit:	$0 .
Amount of Second Deposit:	$0 .

BACK CONTINUE

Home | Privacy Policy

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Copyright © 2009, General Electric Capital Corporation.

GE Interest Plus®

✔ Congratulations, your account has been successfully verified.

INITIAL INVESTMENT AMOUNT

Please indicate the amount of your initial investment. Your initial investment must be for a minimum of $500 (or $250 if you have elected the Auto Invest Service. These funds will be invested in GE Interest Notes registered in your name. The specified amount will be debited from your CHASE - XXC account once the transaction has been processed.

TRANSFER TO NEW ACCOUNTS * Required Field

ACCOUNT	ACCOUNT NUMBER	INITIAL INVESTMENT AMOUNT
GE Interest Plus Investment		0.00

ENROLL IN AUTO INVEST

This service allows you to withdraw a fixed amount from your linked checking account on a monthly basis through an Automated Clearing house transfer (minimum $25) and use the funds to invest in additional notes. There are no fees for this service.

☐ Enroll me in the Auto Invest Service and transfer $______ on the ______ day of the month.

→ CONTINUE

Home | Privacy Policy

GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC's Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.

The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Copyright © 2009, General Electric Capital Corporation.

GE Interest Plus* CONFIRM YOUR INVESTMENT FUNDING INSTRUCTIONS Please carefully review what you have entered. Click on the back button to go back and change any incorrect information. Transfer Funds From: Initial Investment Amount: Auto Invest Service: Auto Invest Start Date: Home Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http:JJwww.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -300-433-4430. Copyright © 2009, General Electric Capital Corporation.

HI GE Interest Plus* WELCOME TO GE INTEREST PLUS Your application is approved. If you have successfully linked a bank account to your investment and authorized your initial investment the amount you have authorized will be transferred in 2 to 3 business days. If you elected to send a check, you must do so within 30 calendar days, n welcome package will tie mailed to you shortly. Once your investment has been funded, you will also be mailed a confirmation statement. To review or print a copy of your application summary and the terms and conditions you agreed to. click here. YOUR SIGNATURE CARD A signature card is provided to you below. Pease sign and return this card to us by mail as soon as possible at the address indicated on the form. If you have elected to redeem by check, you will be mailed a checkbook after we receive your completed signature card. Please mail it to the address noted on the form. If you are mailing an investment check with yaur signature card, please note that your investment check must be drawn an a bank located in the U.S. Funds must be in U.S. dollars. Cash, money orders, travelers checks, starter checks, cashiers checks, credit card checks and third party checks are not acceptable. ii a g- nr/iTfe” r"- (-a & ;i (Jjtfg) GE Interest Pius — Signature Card All owners of the estcrblisted investment must sign and return this signature card at the address in siccited below. 3y srgning and returning this card you can obtain a checktock (if you have also elected check ‘ and moke maintenance changes ta your imestrnent in tfre future. Please sign carefully a: signature!;] wiU be used to verify check redemptions (if applicable) and maintenance change requests. Please tign in blue or black ir& on!y, f ijou hove chosen to rnad us yaur initial investment to us by chech, pleose include this form with your check sa that we can be sure that your investment is properly cretfited- If you have CLe:ticTs, please contact a Service Representative ot l-Bflfl-43 j-j57Z.Tney are available to assist you business days, from 8:30 a.m. to 7:00 p,m. ET. Investment Registered To: Home Privacy Policy GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http:JJwww.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1 -300-433-4430. Copyright © 2009, General Electric Capital Corporation.

Subject: Application under review
Thank you for choosing to invest in GE Interest Plus. Your application is under review. This means that we are in the process of verifying some of the information you provided.
You will be notified within 1 to 2 businesses days with the status of your application. Approvals are communicated via email. If we require additional information, we will contact you by email or telephone.
If you have any questions regarding your application, please call a Service Representative at 1-888-433-3573. Representatives are available to assist you from Monday through Friday from 8:30 a.m. to 7:00 p.m. ET.
Sincerely,
GE Interest Plus
Do not reply to this email as it was sent from an unmonitored email address.
GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation,. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.
The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Subject: GE Interest Plus application approved — Steps to complete the application process
Thank you for choosing to invest in GE Interest Plus. Your application has been approved. Your investment number for reference purposes is XXXXXXXXX.
Please return to www.geinterestplus.com/return to fund your investment. Once at the “Getting Started” page of the site, enter your personal information exactly as you entered it previously. You will then be able to complete the process.
If you have any questions, call us at 1-888-433-3573. Customer Service Representatives are available to assist you Monday — Friday, 8:30 a.m. to 7:00 p.m. Eastern Time. Please be prepared to reference your investment number when you call us.
We look forward to serving you.
Sincerely,
GE Interest Plus
Do not reply to this email as it was sent from an unmonitored email address.
GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation,. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.
The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Subject: GE Interest Plus application approved — initial investment by check
Thank you for choosing to invest in GE Interest Plus. Your application has been approved. Your investment number for reference purposes is XXXXXXXXX.
You have elected to fund your investment by mailing in a check. * Please mail in your check along with the signature card that was provided at to you at the end of your online application process. If you are a GE Employee and chose to enroll in the GE Payroll Deduction Service, also sign and mail us your GE Payroll Authorization form. Our mailing address appears below:
GE Interest Plus
P.O. Box 6294
Indianapolis, IN 46206-6294
Note that if your GE Interest Plus investment is not funded in 30 days from the date of your application’s approval, it will be closed.
If you have any questions, please call us at 1-888-433-3573. Customer Service Representatives are available to assist you Monday — Friday, 8:30 a.m. to 7:00 p.m. Eastern Time. Please be prepared to reference your investment number when you call us.
We look forward to serving you.
Sincerely,
GE Interest Plus

*	Make the check payable to GE Interest Plus. Your investment check must be drawn on a bank located in the U.S. Funds must be in U.S. dollars. Cash, money orders, traveler’s checks, starter checks, cashier’s checks, credit card checks and third party checks are not acceptable.
Do not reply to this email as it was sent from an unmonitored email address.
GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation,. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.
The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Subject: GE Interest Plus Application approved — external bank account verified
Thank you for choosing to invest in GE Interest Plus. Your application has been approved. Your investment number for reference purposes is XXXXXXXXX.
Initial Investment Status:
Because you verified your linked bank account through our Instant Account Verification process, your investment will be funded from an electronic transfer we will initiate on your behalf. This transfer will take place within 2 to 3 business days. After your investment is funded, you will be emailed a funding notification and mailed a confirmation statement. You will also be mailed a welcome package, which provides you with important information on how to manage your investment online or over the phone.
Sign and Return Your Signature Card
A signature card was provided to you during your online application process. If you have not done so already, please sign and return this card to us by mail. If you are a GE Employee and enrolled in the GE Payroll Deduction Service, you should also sign and mail in the GE Payroll Deduction form, which was also provided to you at the end of the process. Our mailing address appears below:
GE Interest Plus
P.O. Box 6294
Indianapolis, IN 46206-6294
If you have any questions, call us at 1-888-433-3573. Customer Service Representatives are available to assist you Monday — Friday, 8:30 a.m. to 7:00 p.m. Eastern Time. Please be prepared to reference your investment number when you call us.
We look forward to serving you.
Sincerely,
GE Interest Plus
Do not reply to this email as it was sent from an unmonitored email address.
GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation,. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.
The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Subject: GE Interest Plus Application Approved — Verify your external bank account
Thank you for choosing to invest in GE Interest Plus. Your application has been approved. Your investment number for reference purposes is XXXXXXXXX.
Initial Investment Status:
You have elected to fund your investment through a linked bank account. Before we transfer funds from the bank account you designated, we will verify your ownership of this account using trial deposits. Here’s how the trial deposit approach works:
1.	RECEIVE TRIAL DEPOSITS: Within 2 to 3 business days, we will make two small deposits into the bank account you provided.

2.	CHECK DEPOSIT AMOUNTS: Check with your bank and note the trial deposit amounts.

3.	CONFIRM DEPOSIT AMOUNTS: Once you have noted the amounts, return to our website www.geinterestplus.com/return, enter your information on the “Getting Started” screen, and then input the trial deposit amounts.

4.	INITIAL INVESTMENT WILL BE TRANSFERRED: After you’ve verified your bank account, you’ll be able to fund your investment from that account. Transfers we initiate on your behalf normally take 2 to 3 business days to be completed.
If your GE Interest Plus investment is not funded within 30 days from the date of your application’s approval, your investment account will be closed.
If you have any questions, call us at 1-888-433-3573. Customer Service Representatives are available to assist you Monday — Friday, 8:30 a.m. to 7:00 p.m. Eastern Time. Please be prepared to reference your investment number when you call us.
We look forward to serving you.
Sincerely,
GE Interest Plus
Do not reply to this email as it was sent from an unmonitored email address.
GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation,. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.
The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Subject: GE Interest Plus Application Approved — Verify your external bank account
Investment Number: XXXXXXXXXX
We are emailing you to ask that you look for the two trial deposit amounts that have been placed in the bank account you designated on your application. Here’s what you need to do:
1.	CHECK DEPOSIT AMOUNTS: Check with your bank and note the trial deposit amounts.

2.	CONFIRM DEPOSIT AMOUNTS: Once you have noted the amounts, return to our website www.geinterestplus.com/return, enter your information on the “Getting Started” screen, and then input the trial deposit amounts.

3.	INITIAL INVESTMENT WILL BE TRANSFERRED: After you’ve verified your bank account, you’ll be able to fund your investment from that account. Transfers we initiate on your behalf normally take 2 to 3 business days to be completed.
Once at our site, enter your personal information, exactly as you had entered it previously. Then input the trial deposit amounts and indicate your initial investment amount. We will then transfer this amount from your verified bank account. The initial investment transfer normally takes 2 to 3 business days.
If your GE Interest Plus investment is not funded within 30 days from the date of your application’s approval, your investment account will be closed.
If you have any questions, call us at 1-888-433-3573. Customer Service Representatives are available to assist you Monday — Friday, 8:30 a.m. to 7:00 p.m. Eastern Time. Please be prepared to reference your investment number when you call us.
We look forward to serving you.
Sincerely,
GE Interest Plus
Do not reply to this email as it was sent from an unmonitored email address.
GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation,. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.
The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Subject: Fund you GE Interest Plus Investment — Reminder
Your application for a GE Interest Plus investment was approved on xx/xx/xxxx. Your investment number for reference purposes is xxxxxxxx. To complete your application process, you must fund your investment with one of the following methods:
1.	ELECTRONIC TRANSFER FROM A LINKED BANK ACCOUNT: If you chose to link a bank account and verify that account through trial deposits, please complete the process. Look for the trial deposits we’ve placed in your designated bank account, and return to our site to complete the process. Our enrollment site can be found at: www.geinterestplus.com/return.

2.	INVEST BY CHECK: If you chose to fund your investment by check, mail it in with the signature card provided to you at the end of the online application process to the address below:
GE Interest Plus
P.O. Box 6294
Indianapolis, IN 46206-6294
Make the check payable to GE Interest Plus. Your investment check must be drawn on a bank located in the U.S. Funds must be in U.S. dollars. Cash, money orders, traveler’s checks, starter checks, cashier’s checks, credit card checks and third party checks are not acceptable.
If your GE Interest Plus investment is not funded within 30 days from the date of your application’s approval, your GE Interest Plus investment account will be closed.
If you have any questions, call us at 1-888-433-3573. Customer Service Representatives are available to assist you Monday — Friday, 8:30 a.m. to 7:00 p.m. Eastern Time. Please be prepared to reference your investment number when you call us.
We look forward to serving you.
Sincerely,
GE Interest Plus
Do not reply to this email as it was sent from an unmonitored email address.
GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation,. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.
The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Subject: Fund you GE Interest Plus Investment — Final Reminder
Your application for a GE Interest Plus investment was approved on [xx-xx-xxxx]. Your investment number for reference purposes is xxxxxxxx. To complete your application process, you must fund your investment with one of the following methods:
1.	ELECTRONIC TRANSFER FROM A LINKED BANK ACCOUNT: If you chose to link a bank account and verify that account through trial deposits, please complete the process. Look for the trial deposits we’ve placed in your designated bank account, and return to our site to complete the process. Our enrollment site can be found at: www.geinterestplus.com/return.

2.	INVEST BY CHECK: If you chose to fund your GE Interest Plus investment by check, mail it with the signature card provided to you at the end of the online application process to the address below:
GE Interest Plus
P.O. Box 6294
Indianapolis, IN 46206-6294
Make the check payable to GE Interest Plus. Your investment check must be drawn on a U.S. bank. Funds must be in U.S. dollars. Cash, money orders, traveler’s checks, starter checks, cashier’s checks, credit card checks and third party checks are not acceptable.
If your GE Interest Plus investment is not funded within 30 days from the date of your application’s approval, your GE Interest Plus investment account will be closed.
If you have any questions, call us at 1-888-433-3573. Customer Service Representatives are available to assist you Monday — Friday, 8:30 a.m. to 7:00 p.m. Eastern Time. Please be prepared to reference your investment number when you call us.
We look forward to serving you.
Sincerely,
GE Interest Plus
Do not reply to this email as it was sent from an unmonitored email address.
GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation,. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.
The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Subject: GE Interest Plus investment account closed
Your GE Interest Plus investment account with reference number XXXXXXXXXX has been closed. Although your application was approved, it was not funded within 30 days of your application’s approval.
If you are still interested in establishing a GE Interest Plus investment, call us at 1-888-433-3573. Customer Service Representatives are available to assist you Monday — Friday, 8:30 a.m. to 7:00 p.m. Eastern Time. Please be prepared to reference your investment number when you call us.
Sincerely,
GE Interest Plus
Do not reply to this email as it was sent from an unmonitored email address.
GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation,. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.
The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Subject: GE Interest Plus Investment — Funding Confirmation
Welcome to GE Interest Plus! Your application for your GE Interest Plus investment has been approved and your initial investment has been credited to your investment account. Your GE Interest Plus Investment number is xxxxxxxxxx.
Sign and Return Your Signature Card
A signature card was provided to you during your online application process. If you have not done so already, please sign and return this card to us by mail. If you are a GE Employee and enrolled in the GE Payroll Deduction Service, you should also sign and mail in the GE Payroll Deduction form, which was also provided to you at the end of the process. Our mailing address appears below:
GE Interest Plus
P.O. Box 6294
Indianapolis, IN 46206-6294
Manage Your Investment Online or Over the Phone
Going forward, you will be mailed a monthly statement that reflects your investment activity. You may monitor your investment 24 hours a day, 7 days a week on-line at www.geinterestplus.com, or by calling our toll-free automated telephone line 1-800-433-4480. Customer Service Representatives are also available at this number, Monday through Friday, from 8:30 a.m. to 7:00 p.m Eastern Time.
•	To manage your investment online, go to www.geinterestplus.com, and click on the login button on the upper right hand side of the screen. Once at our secure site, click on “First Time User” and follow the instructions provided to establish your password. Note that your investment reference number is your 10-digit account number.

•	To manage your investment by telephone, call us at 1-800-433-4480 and press “1.” Then enter your investment reference number and follow the instructions provided to establish your personal identification number.
More information about our Online Access Website and our Automated Telephone System is contained in the welcome package you will receive in the mail. If you have any questions, please contact a Customer Service Representative at 1-800-433-4480, Monday through Friday, from 8:30 a.m. to 7:00 p.m. Eastern Time. Please be prepared to reference your investment number when you call us.
We look forward to serving you.
Sincerely,
GE Interest Plus
Do not reply to this email as it was sent from an unmonitored email address.
GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation,. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Application ID # XXXXXXXXX
In reference to your recent GE Interest Plus application, please be advised that we are unable to establish your investment at this time due to the following reason:
Retail Indicator
Current Retail Indicator Record — our provider indicates that you currently have a record of twice denied checks to a retailer, or checks written on a closed account.
Information obtained from ChexSystems, Inc., a consumer reporting agency, was relied on in whole or in part in reaching the decision indicated above. ChexSystems did not make this decision and is unable to provide you the specifc reasons for our decision.
You have rights under the Fair Credit Reporting Act. These rights include:
▪	The right to obtain a free copy of your ChexSystems consumer report if you make such a request to ChexSystems within 60 days of your receipt of this notice; and

▪	The right to dispute the accuracy or completeness of any information in your ChexSystems consumer report by notifying them directly of your dispute.
You may contact ChexSystems in writing at:
ChexSystems Consumer Relations
7805 Hudson Road, Suite 100
Woodbury, MN 55125
(800) 428-9623
Fax: (602) 659-2197
www.consumerdebit.com
During your investigation of this matter, should you obtain written documentation that would substantiate clearing this issue with your record(s), you may provide a copy of this documentation and resubmit your application for reconsideration.
Please note that you will not be able to reapply online for a period of 6 months. If you are still interested in establishing an investment, you may apply by downloading an application at our website, www.geinterestplus.com. Applying by mail may allow us to attempt to verify your identity using additional methods not available through our online process. However, there is no assurance that your new application will meet our investment account opening standards.
Please direct any inquiries concerning this notice to GE Interest Plus at 1-800-433-4480. Customer Service Representatives are available to assist you Monday through Friday, from 8:30 a.m. to 7:00 p.m. ET. Requests for a copy of your consumer report should be sent to the consumer reporting agency listed above.
Sincerely,
GE Interest Plus
Do not reply to this email as it has been sent from an unmonitored email address.
GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at

http://www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Application ID # XXXXXXXXX
In reference to your recent GE Interest Plus application, please be advised that we are unable to establish your investment at this time due to the following reason:
Chex System
Utilizing information you provided on your application, we cannot open your account due to information received from ChexSystems, Inc., a consumer-reporting agency.
Information obtained from ChexSystems, Inc., a consumer reporting agency, was relied on in whole or in part in reaching the decision indicated above. ChexSystems did not make this decision and is unable to provide you the specifc reasons for our decision.
You have rights under the Fair Credit Reporting Act. These rights include:
▪	The right to obtain a free copy of your ChexSystems consumer report if you make such a request to ChexSystems within 60 days of your receipt of this notice; and

▪	The right to dispute the accuracy or completeness of any information in your ChexSystems consumer report by notifying them directly of your dispute.
You may contact ChexSystems in writing at:
ChexSystems Consumer Relations
7805 Hudson Road, Suite 100
Woodbury, MN 55125
(800) 428-9623
Fax: (602) 659-2197
www.consumerdebit.com
During your investigation of this matter, should you obtain written documentation that would substantiate clearing this issue with your record(s), you may provide a copy of this documentation and resubmit your application for reconsideration.
Please note that you will not be able to reapply online for a period of 6 months. If you are still interested in establishing an investment, you may apply by downloading an application at our website, www.geinterestplus.com. Applying by mail may allow us to attempt to verify your identity using additional methods not available through our online process. However, there is no assurance that your new application will meet our investment account opening standards.
Please direct any inquiries concerning this notice to GE Interest Plus at 1-800-433-4480. Customer Service Representatives are available to assist you Monday through Friday, from 8:30 a.m. to 7:00 p.m. ET. Requests for a copy of your consumer report should be sent to the consumer reporting agency listed above.
Sincerely,
GE Interest Plus
Do not reply to this email as it has been sent from an unmonitored email address.
GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at

http://www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Application ID # XXXXXXXXX
In reference to your recent GE Interest Plus application, please be advised that we are unable to establish your investment at this time due to the following reason:
SSN Deceased/Inactive
During our verification process, the SSN provided on your application was determined to be reported as belonging to a deceased person or has been deactivated. You will need to contact the Social Security Administration to resolve this issue before we can establish your investment. Please submit a letter of explanation from the Social Security Administration when you resubmit your application for processing.
Information contained in a credit report from a consumer reporting agency was relied on in whole or in part in reaching the decision indicated above. In accordance with the Fair Credit Reporting Act, the name, address and telephone number of the consumer reporting agency that furnished a credit report in this instance is provided below. This credit reporting agency did not make this decision and is unable to provide you with the reasons for our decision.
TransUnion
P.O. Box 2000
Chester, PA 19022-2000
(800) 916-8800
www.transunion.com
You have the right to obtain a free copy of a consumer report from the consumer reporting agency referred to above if you make a request not later than 60 days after receipt of this letter. You have the right to dispute with the consumer reporting agency the accuracy or completeness of any information in a consumer report furnished by the agency.
Please note that you will not be able to reapply online for a period of 6 months. If you are still interested in establishing an investment, you may apply by downloading an application at our website, www.geinterestplus.com. Applying by mail may allow us to attempt to verify your identity using additional methods not available through our online process. However, there is no assurance that your new application will meet our investment account opening standards.
Please direct any inquiries concerning this notice to GE Interest Plus at 1-800-433-4480. Customer Service Representatives are available to assist you Monday through Friday, from 8:30 a.m. to 7:00 p.m. ET. Requests for a copy of your credit report should be sent to the credit reporting agency listed above.
Sincerely,
GE Interest Plus
Do not reply to this email as it has been sent from an unmonitored email address.
GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information. The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

Dear Applicant,
In reference to your recent GE Interest Plus application, please be advised that we are unable to establish your investment at this time due to the following reason:
Application does not meet our investment account opening standards.
Our investment approval process verifies the data you submitted in your application and reviews information obtained from consumer reporting agencies to determine if an application meets our investment account opening standards. The process automatically assigns a score to the application. Applications that score below our minimum threshold do not qualify for an investment.
Information contained in credit report from consumer reporting agencies was relied on in whole or in part in reaching the decision indicated above. In accordance with the Fair Credit Reporting Act, the name, address and telephone number of the consumer reporting agencies that furnished information in this instance is provided below. The consumer reporting agencies did not make this decision and cannot provide you with the reasons for our decision.
TransUnion
P.O. Box 2000
Chester, PA 19022-2000
(800) 916-8800
www.transunion.com
Equifax Credit Information Services, Inc
P.O. Box 740241
Atlanta, GA 30374
(800)-685-1111
www.equifax.com
You have the right to obtain a free copy of a consumer report from the consumer reporting agencies referred to above if you make a request not later than 60 days after receipt of this letter. You have the right to dispute with the consumer reporting agency the accuracy or completeness of any information in a consumer report furnished by the agency. During your investigation of this matter, should you obtain written documentation that would substantiate clearing this issue with your record(s), you may provide a copy of this documentation and resubmit your application for reconsideration.
Please note that you will not be able to reapply online for a period of 6 months. If you are still interested in establishing an investment, you may apply by downloading an application at our website, www.geinterestplus.com. Applying by mail may allow us to attempt to verify your identity using additional methods not available through our online process. However, there is no assurance that your new application will meet our investment account opening standards.
Please direct any inquiries concerning this notice to GE Interest Plus at 1-800-433-4480. Customer Service Representatives are available to assist you Monday through Friday, from 8:30 a.m. to 7:00 p.m. ET. Requests for a copy of information provided by a consumer reporting agency should be sent to the agencies listed above.
Sincerely,
GE Interest Plus
Do not reply to this email as it was sent from an unmonitored email address.
GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that

GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.
The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov or by clicking here. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by clicking here or calling toll free 1-800-433-4480.

GE Interest Plus®
P.O. Box 6294
Indianapolis, IN 46206-6294
800-433-4480
Dear GE Interest Plus Investor,
Thank you for choosing to invest in GE Interest Plus Corporate Notes. Your investment number for reference purposes appears above. While your investment has been approved, you may still have some items to complete:
1.	Return your signature card.

A signature card was provided to you during your online application process. If you have not done so already, please sign and return this card to us by mail. In case you’ve misplaced the card presented to you online, we’ve enclosed another copy in this mailing. If you’ve already returned it, thank you!

2.	Use the enclosed investment slip to complete your initial funding or add to your investment.*

If you elected to initially fund your investment with a check, please fill out the enclosed investment slip and mail it to us with your check in the enclosed postage paid envelope. If your funding was completed online, keep this investment slip for use in the future.
Going forward, you will be mailed a monthly statement that reflects your investment activity (you may also sign up to receive e statements instead of paper statements). You may monitor your investment 24 hours a day, 7 days a week on-line at www.geinterestplus.com, or by calling our toll-free automated telephone line 800-433-4480. Customer Service Representatives are also available at this number, Monday through Friday, from 8:30 a.m. to 7:00 p.m., Eastern Time.
Please see the enclosed brochure for details on how to manage your investment online or over the phone. We look forward to serving you!
Sincerely,
GE Interest Plus

* Investment accounts that are not funded within 30 days of the online establishment date will be closed.
GE Interest Plus is an investment in the senior, unsecured corporate debt of the General Electric Capital Corporation. You should note that GE Interest Plus Notes are not a money market fund, which is generally a diversified fund consisting of investment in short term debt securities of many companies. Unlike bank accounts and certificates of deposit, GE Interest Plus is not an FDIC-insured deposit. GE Interest Plus is not guaranteed under the FDIC’s Temporary Liquidity Guarantee Program. It is possible to lose money if GE Capital is unable to pay its debts. Please see the prospectus for important investment information.
The issuer has filed a registration statement (including a prospectus) [Registration Statement No. 333-160487] with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter, or any dealer participating in the offering will arrange to mail you the prospectus if you request it by calling toll free 1-800-433-4480.